UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 3, 2020

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2020, Tonix Pharmaceuticals Holding Corp. (the “Company”) entered into a purchase agreement, dated as of September 3, 2020 (the “Purchase Agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $30.0 million of shares (the “Purchase Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park, pursuant to which it agreed to provide Lincoln Park with certain registration rights related to the shares issued under the Purchase Agreement (the “Registration Rights Agreement”).

Beginning on the Commencement Date (as defined below) and thereafter, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (a “Regular Purchase Notice”), directing Lincoln Park to purchase up to 750,000 Purchase Shares (the “Regular Purchase Amount”) provided that the closing sale price of the Common Stock is not below $0.10 on the purchase date (a “Regular Purchase”). The Regular Purchase Amount may be increased to up to 1,000,000 shares if the closing sale price of the Common Stock is not below $0.75 per share, and to up to 1,250,000 shares if the closing sale price of the Common Stock is not below $1.00 per share. The Company and Lincoln Park may mutually agree to increase the Regular Purchase Amount provided that Lincoln Park’s committed obligation under each Regular Purchase shall not exceed 4,000,000 shares on any purchase date.

The Purchase Agreement provides for a purchase price per Purchase Share for each Regular Purchase (the “Purchase Price”) equal to the lesser of:

•	the lowest sale price of the Common Stock on the Nasdaq Global Market on the purchase date of such shares; and
•	the average of the three lowest closing sale prices for the Common Stock on the Nasdaq Global Market during the ten consecutive business days ending on the business day immediately preceding the purchase date of such shares.

In addition, on any date on which the Company submits a Purchase Notice for the maximum amount allowed for such a Regular Purchase to Lincoln Park and the closing sale price of the Common Stock is not below $0.20, it also has the right, in its sole discretion, to present Lincoln Park with an accelerated purchase notice (an “Accelerated Purchase Notice”), directing Lincoln Park to purchase an amount of Purchase Shares (an “Accelerated Purchase”), which number of Purchase Shares will not exceed the lesser of (i) 300% of the number of shares purchased pursuant to such Regular Purchase and (ii) 30% of the total number of shares of the Common Stock traded on Nasdaq during all or a specified period on the applicable Accelerated Purchase date as set forth in the Purchase Agreement. The purchase price per Purchase Share for each such Accelerated Purchase will be equal to 97% of the lesser of:

•	the volume-weighted average price of the Common Stock on the Nasdaq Global Market during the applicable Accelerated Purchase Measurement Period (as such term is defined in the Purchase Agreement) on the applicable Accelerated Purchase date; and
•	the closing sale price of the Common Stock on the Nasdaq Global Market on the applicable Accelerated Purchase date.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to make purchases of an additional amount of our Common Stock upon the same terms as an Accelerated Purchase, (an “Additional Accelerated Purchase”).

The purchase price of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases and the minimum closing sale price for a Regular Purchase will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price. The aggregate number of shares that the Company can sell to Lincoln Park under the Purchase Agreement may in no case exceed 26,042,434 shares (subject to adjustment as described above) of the Common Stock (which is equal to approximately 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, in which case the Exchange Cap will no longer apply, or (ii) the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.8496 per share (which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules); provided that at no time may Lincoln Park (together with its affiliates) beneficially own more than 4.99% (which Lincoln Park may increase up to 9.99% upon 61 days’ prior written notice to us) of the Company’s issued and outstanding Common Stock. The Company issued 600,000 shares of Common Stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement (the “Commitment Shares” and together with the Purchase Shares, the “Shares”).

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, the filing with The Nasdaq Stock Market of a Listing of Additional Shares notification with respect to the Shares and Nasdaq having raised no objection to the consummation of transactions contemplated under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. We anticipate that such conditions will be satisfied on or around September 4, 2020.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. Although the Company has agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, the Company did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction, other than the issuance of the Commitment Shares.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes.

The issuance of the Purchase Shares and Commitment Shares have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-237610) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed on or around the Commencement Date (the “Prospectus Supplement”). A copy of the legal opinion as to the legality of the Shares is filed as Exhibit 5.01 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.01 and 10.02 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits. The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission (the “SEC”).

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01	Other Events.

On September 4, 2020, the Company increased the maximum aggregate offering price of the shares issuable under the Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners, dated as of April 8, 2020, from $50,000,000 to $100,000,000. A copy of the legal opinion as to the legality of the shares issuable under the Sales Agreement is filed as Exhibit 5.02 attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	5.01	Opinion of Brownstein Hyatt Farber Schreck, LLP

	5.02	Opinion of Brownstein Hyatt Farber Schreck, LLP

	10.01	Purchase Agreement, dated September 3, 2020, by and between Tonix Pharmaceuticals Holding Corp. and Lincoln Park Capital Fund, LLC

	10.02	Registration Rights Agreement, dated September 3, 2020, by and between Tonix Pharmaceuticals Holding Corp. and Lincoln Park Capital Fund, LLC

	23.01	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.01)

	23.02	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.02)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: September 4, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer